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                                                                     EXHIBIT 3.1

                         CERTIFICATE OF INCORPORATION
                                      OF
                      HORIZON ORGANIC HOLDING CORPORATION


                                  ARTICLE ONE

     The name of the Corporation is Horizon Organic Holding Corporation.

                                  ARTICLE TWO

     The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name of its registered agent at such address is The Corporation Trust Company.

                                 ARTICLE THREE

     The nature of the business is to engage in the lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the "DGCL").

                                  ARTICLE FOUR

     1.  Authorized Shares.  The total number of shares of stock which the
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corporation shall have the authority to issue is ten million (10,000,000)
shares, consisting of eight million (8,000,000) shares of Common Stock having $0.001 par value and two million (2,000,000) shares of Preferred Stock having $0.001 par value. Any amendment to the Certificate of Incorporation which shall increase or decrease the authorized capital stock of the Corporation may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote.

     2.  Preferred Stock.  The designations and the powers, preferences and
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rights, and the qualifications, limitations or restrictions thereof, of the
Preferred Stock shall be as follows:

          a. The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers full or limited but not to exceed one vote per share, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors and as are not expressed in this Certificate of Incorporation or any amendment thereto, including (but without limiting the generality of the foregoing) the following:
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          i.    the designation of such series;

          ii. the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of any class or classes of capital stock of the Corporation, and whether such dividends shall be cumulative or noncumulative;

          iii. whether the shares of such series shall be subject to redemption by the Corporation, and if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

          iv. the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

          v. whether the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

          vi. the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of directors or otherwise; provided, however, that in no event shall any holder of any series of Preferred Stock be entitled to more than one vote for each share of such Preferred Stock held by him;

          vii. the restrictions and conditions, if any, upon the issue or reissue of any additional Preferred Stock ranking on a parity with or prior to such shares as to dividend or upon dissolution; and

          viii. the rights of the holder of the shares of such series upon the dissolution of, or upon the distribution of assets of, the Corporation, which rights may be different in the case of a voluntary dissolution than in the case of an involuntary dissolution.

     b. Except as otherwise required by law, and except other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holder of any such series shall have no voting power whatsoever.

                                  ARTICLE FIVE

     The name and address of the incorporator is as follows:

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                         Lee F. Sachnoff
                         Krendl Horowitz & Krendl
                         370 17th Street, Suite 5350
                         Denver, Colorado 80202

                                  ARTICLE SIX

     The names and addresses of the persons who are to serve as directors of the Corporation until the first annual meeting of stockholders or until their successors are elected and qualify are as follows:

          Name                               Address
          ----                               -------

       Barnet M. Feinblum                    7490 Clubhouse Road, Suite 100
                                             Boulder, Colorado 80301

                                 ARTICLE SEVEN

     The Corporation shall indemnify its current or former directors, officers, employees and agents or any person who served or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise from and against any and all expenses (including attorney fees), liabilities or other matters to the fullest extent permitted by the DGCL. Such indemnification shall not be deemed exclusive of any other rights to which such person may be entitled, under any bylaws, agreements, vote of stockholders or disinterested directors, or otherwise, both as to actions taken in their official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation shall have the power to enter into agreements providing for indemnification by the Corporation of current or former officers, directors, general partners, employees and agents or any other person of or who served any predecessor corporation, partnership, joint venture, trust or other enterprise from and against any and all expenses, liabilities or other matters.

                                 ARTICLE EIGHT

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages or breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derives an improper personal benefit.

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     IN WITNESS WHEREOF, the undersigned being the incorporator designated in
Article Five executes this Certificate of Incorporation, hereby declaring and certifying that this is his act and deed and the facts herein are true, and accordingly has hereunto set his hand this 18th day of March, 1997.
                                           ----

                                     INCORPORATOR:



                                      /s/ Lee F. Sachnoff
                                     --------------------
                                     Lee F. Sachnoff


STATE OF COLORADO          )
                           ) ss.
CITY AND COUNTY OF DENVER  )

     On this 18th day of March, 1997, before me personally came Lee F. Sachnoff,
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one of the persons who signed the foregoing certificate of incorporation, known to me personally to be such, and acknowledged that the said certificate is his act and deed and that the facts stated therein are

     My commission expires:  7-24-97
                            ------------

     [NOTARY SEAL]


                                      /s/ Paula A. Ridout
                                     --------------------
                                     Notary Public

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